UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No.2)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2025
PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9740 Scranton Road
San Diego, CA 92121
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (858) 404-8800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	PSMT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

PriceSmart, Inc., a Delaware corporation (“PriceSmart” or the “Company”), is filing this Amendment No. 2 to Form 8-K to report that on September 4, 2025 (i) the Compensation and Human Capital Committee of the Board of Directors of the Company (the “Compensation Committee”), without changing the total annual compensation, approved a change in the mix of salary, bonus and equity awards previously approved for David Price upon his promotion to Chief Executive Officer, effective September 1, 2025, and (ii) the Company entered into an amendment to Mr. Price’s Amended and Restated Employment Agreement dated September 4, 2025 to reflect the change in his base salary.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of Chief Executive Officer
PriceSmart previously announced David Price’s promotion to Chief Executive Officer, effective September 1, 2025. On June 17, 2025, the Compensation Committee approved increased compensation for Mr. Price associated with his promotion to Chief Executive Officer, including a salary of $1,500,000 per year, a target annual cash incentive award of $500,000 and targeted annual vesting of $3,000,000 of equity incentive awards based on grant-date value. On September 4, 2025, the Compensation Committee reconsidered the mix of elements of Mr. Price’s compensation. Without changing the total annual compensation, the Compensation Committee approved a $500,000 increase in base salary offset by a $500,000 reduction in the target annual vesting of equity awards. As revised, Mr. Price’s compensation will consist of a salary of $2,000,000 per year, a target annual cash incentive award of $500,000 and targeted annual vesting of $2,500,000 of equity incentive awards based on grant-date value.
On June 17, 2025, the Company entered into an Amended and Restated Employment Agreement with Mr. Price effective September 1, 2025 reflecting the base salary approved by the Compensation Committee on June 17, 2025. On September 4, 2025, the Company entered into Amendment No. 1 to the Amended and Restated Employment increasing Mr. Price’s base salary to $2,000,000 per year, retroactive to September 1, 2025. No change to Mr. Price’s Amended and Restated Employment Agreement was required regarding the decrease in the target for annual vesting of equity incentive awards based on grant-date value because the Amended and Restated Employment Agreement does not specify a target for annual vesting of equity incentive awards based on grant-date value, that being a matter left solely to the discretion of the Compensation Committee.
The foregoing description is qualified in its entirety by the Amended and Restated Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Amended and Restated Employment Agreement dated September 4, 2025 between David Price and the Company.
104	The cover page from this Current report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2025	/s/ FRANCISCO VELASCO
Francisco Velasco Executive Vice President, Chief Legal Officer, Registered In-House Counsel, Chief Risk & Compliance Officer and Secretary